                                                                    EXHIBIT 99.4

      FORM OF LETTER TO BENEFICIAL HOLDERS REGARDING THE OFFER TO EXCHANGE

               UNREGISTERED 11.653% SENIOR SECURED NOTES DUE 2007

                                      FOR

                     11.653% SENIOR SECURED NOTES DUE 2007

          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                                       OF

                        MAJESTIC INVESTOR HOLDINGS, LLC
                                      AND

                        MAJESTIC INVESTOR CAPITAL CORP.

               PURSUANT TO THE PROSPECTUS DATED            , 2002

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON           ,
2002, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                                                                          , 2002

To Our Clients:

     Enclosed for your consideration is a Prospectus, dated           , 2002, of
Majestic Investor Holdings, LLC, a Delaware limited liability company, and Majestic Investor Capital Corp., a Delaware corporation (collectively, the "Issuers"), and a related Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by the Issuers to exchange any and all of the Issuers' outstanding unregistered 11.653% Senior Secured Notes due 2007 (the "Unregistered Notes") for $152,632,000 principal amount of the Issuer's 11.653% Senior Secured Notes due 2007 (the "Registered Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. The Prospectus and Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

     These materials are being forwarded to you as the beneficial owner of Unregistered Notes carried by us for your account or benefit but not registered in your name. A TENDER OF ANY UNREGISTERED NOTES MAY BE MADE ONLY BY US AS THE REGISTERED HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. Therefore, the Issuers urge beneficial owners of Unregistered Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Unregistered Notes in the Exchange Offer.

     Accordingly, we request instructions as to whether you wish us to tender any or all of your Unregistered Notes, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Unregistered Notes.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Unregistered Notes on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT
5:00 P.M., NEW YORK CITY TIME, ON           , 2002, UNLESS EXTENDED BY THE
ISSUERS. Unregistered Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

     If you wish to have us tender any or all of your Unregistered Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. THE ACCOMPANYING LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED BY YOU TO TENDER UNREGISTERED NOTES HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT OR BENEFIT.

                       INSTRUCTIONS TO REGISTERED HOLDER
                             FROM BENEFICIAL OWNER
                    OF 11.653% SENIOR SECURED NOTES DUE 2007
                       OF MAJESTIC INVESTOR HOLDINGS, LLC
                      AND MAJESTIC INVESTOR CAPITAL CORP.

     The undersigned acknowledge(s) receipt of your letter and the enclosed
materials referred to therein including the prospectus dated           , 2002
(the "Prospectus") relating to the Exchange Offer of Majestic Investor Holdings, LLC and Majestic Investor Capital Corp. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

     This will instruct you to tender the principal amount of Unregistered Notes indicated below held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Prospectus and the Letter of Transmittal.

     The aggregate face amount of the Unregistered Notes held by you for the account of the undersigned is (fill in amount):

            $          of the Unregistered Notes.

            With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

          [ ] To TENDER the following Unregistered Notes held by you for the account of the undersigned (insert principal amount of Unregistered Notes to be tendered, if any):

            $          of the Unregistered Notes.

          [ ] NOT to TENDER any Unregistered Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Unregistered Notes held by you for the account of the undersigned, it is understood that you are authorized
(a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Unregistered Notes, including, but not limited to, the representations that (i) the undersigned's principal residence is in the state
of (fill in state)                ; (ii) the undersigned is acquiring the
Registered Notes in the ordinary course of business of the undersigned; (iii) the undersigned is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of Registered Notes; (iv) the undersigned acknowledges that any person who is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purpose of distributing the Registered Notes must comply with the registration and prospectus delivery requirements of Section 10 of the Securities Act in connection with a secondary resale transaction of the Registered Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission (the "Commission") set forth in certain no action letters (See the section of the Prospectus entitled "The Exchange Offer - Purpose and Effect"); (v) the undersigned understands that a secondary resale transaction described in clause (iv) above and any resales of Registered Notes obtained by the undersigned in exchange for the Unregistered Notes acquired by the undersigned directly from the Issuers should be covered by an effective registration statement containing the selling securityholder information required by Item 507 or Item 508, if applicable, of Regulation S-K of the Commission, (vi) the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Issuers, and (vii) if the undersigned is a broker-dealer that will receive Registered Notes for its own account in exchange for Unregistered Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of Section 10 of the Securities Act in connection with any resale of such Registered Notes; however, by so acknowledging and by delivering such prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of Unregistered Notes.

    The purchaser status of the undersigned is (check the box that applies):

     [ ] A "Qualified Institutional Buyer" (as defined in Rule 144A under the Securities Act)

     [ ]  An "Institutional Accredited Investor" (as defined in Rule 501(a)(1),
          (2), (3) or (7) under the Securities Act)

     [ ] A non "U.S. person" (as defined in Regulation S of the Securities Act) that purchased the Old Notes outside the United States in accordance with Rule 904 of the Securities Act

     [ ]  Other (describe) ____________________________________________________

                                       SIGN HERE

     Name of Beneficial Owner(s): _____________________________________________

     Signature(s): ____________________________________________________________

     Name(s) (please print): __________________________________________________

     Address: _________________________________________________________________

     Principal place of business (if different from address listed above):

     __________________________________________________________________________

     Telephone Number(s): _____________________________________________________

     Taxpayer Identification or Social Security Number(s): ____________________

     Date: ____________________________________________________________________